Exhibit 99.1

CENTRAL EUROPEAN MEDIA ENTERPRISES ANNOUNCES NEW FINANCING TRANSACTION TO REDUCE AVERAGE BORROWING COST AND IMPROVE MATURITY PROFILE OF ITS SENIOR DEBT
HAMILTON, BERMUDA, April 26, 2018 - Central European Media Enterprises Ltd. (“CME” or the “Company”) (NASDAQ/Prague Stock Exchange: CETV) today announced that it has agreed with Time Warner Inc. (“Time Warner”) to reduce the fees payable to Time Warner as credit guarantor of the Company's currently outstanding senior term credit facilities, as well as certain maturity date extensions with the lenders party thereto. The amendments will be effective on April 26, 2018.
Transaction Highlights

•	New pricing grids with significantly decreased all-in rates.

◦	Beginning in May 2018, CME's average cost of borrowing will decrease nearly 200 basis points to about 4.0%.

•	Further pricing reductions possible at lower leverage levels, and after debt is repaid with proceeds from asset divestitures.

◦	All-in rate can fall as low as 3.0%.

•	Maturity date of existing EUR 235 million term loan extended by two years to November 2021.

•	Maturity date of existing EUR 469 million term loan extended to April 2023, five years from today.

•	Increased capacity of existing revolving credit facility to US$ 75 million and maturity extended to April 2023.

Michael Del Nin, Co-Chief Executive Officer, commented: "This new financing package underscores the improved operating performance of CME and the progress we have made to restore its financial position. In the span of about three years, the net leverage ratio has been cut in half, and our run-rate debt service obligations are less than a third of their recent peak. With this transaction, we lock in the benefits of those gains and current market rates, putting in place a capital structure that is designed to ensure that the vast majority of future cash flows generated by our operations, more than at any point in the company’s history, accrues to the benefit of our shareholders."

Christoph Mainusch, Co-Chief Executive Officer, added: "We are very pleased that the ongoing support of our largest shareholder recognizes the sustained improvements made in the results of our operations. We are proud of our market leading networks in each of our territories, and this transaction ensures that we have a capital structure in place to remain the best partner for advertisers in each country."
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CME is a media and entertainment company continuing to operate leading businesses in four Central and Eastern European markets with an aggregate population of more than 40 million people. CME's continuing operations broadcast 26 television channels in Bulgaria (bTV, bTV Cinema, bTV Comedy, bTV Action, bTV Lady and Ring), the Czech Republic (Nova, Nova 2, Nova Cinema, Nova Sport 1, Nova Sport 2, Nova International, Nova Action and Nova Gold), Romania (PRO TV, PRO 2, PRO X, PRO GOLD, PRO CINEMA, PRO TV International, MTV Romania and PRO TV Chisinau) and the Slovak Republic (TV Markíza, Markíza International, Doma and Dajto). CME is traded on the NASDAQ Global Select Market and the Prague Stock Exchange under the ticker symbol “CETV”.

Forward-Looking Statements
This press release contains forward-looking statements. For all forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated. Forward-looking statements reflect our current views with respect to future events and because our business is subject to such risks and uncertainties, actual results, our strategic plan, our financial position, results of operations and cash flows could differ materially from those described in or contemplated by the forward-looking statements.
For additional information, please visit www.cme.net or contact:
Mark Kobal
Head of Investor Relations
Central European Media Enterprises
+420 242 465 576
mark.kobal@cme.net